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                            DISTRIBUTION AGREEMENT

This Agreement is made as of December 31, 2006, by and between Ameriprise
                             -----------------
Certificate Company, a Delaware corporation, ("Company"), and Ameriprise Financial Services Inc., a Delaware corporation ("AMPF"), formerly known as American Express Financial Advisors, Inc.

I.    SOLICITATION OF APPLICATIONS

      (1) During the term of this contract, AMPF and persons designated by it shall have the right to solicit applications for and to distribute the face amount investment certificates and other securities, if any, issued by Company ("certificates").

      (2) AMPF will continuously solicit or cause the continuous solicitation of applications for certificates currently or hereafter issued by Company, except certificates for which Company enters into other distribution arrangements of which it notifies AMPF. Certificates distributed by AMPF are sometimes referred to herein as "Ameriprise certificates."

      (3) AMPF agrees that all applications for certificates shall be made in writing on forms acceptable to Company. Every application shall be subject to acceptance or rejection by Company according to the terms thereof. AMPF shall promptly remit to company the payment tendered with each application, such payment to be in conformity with the provisions of the Certificate for which such application is made.

II.   COMPANY'S RESPONSIBILITY

Company shall make prompt and reasonable effort to do any and all things necessary in its opinion or in the opinion of AMPF arising in connection with the offer and sale of Certificates and the performance of any of the provisions of this Agreement, including but not limited to the preparation and filing of registration statements, accounting statements, pamphlets, prospectuses, literature and any other data about Company, its records or business, in such detail and in such form (with such signatures and opinions) as legally required or as requested by AMPF.

III.  ALLOCATION OF EXPENSES

      (1)   AMPF shall pay:

            (a) All registration or qualification fees or other sums required by law to be paid in connection with any registration or qualification of Company and the Ameriprise certificates, and the renewal, continuation, extension or amendment thereof, in order legally to offer or sell or to continue the sale of Ameriprise certificates in
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                  such federal, state or other jurisdictions as AMPF may from time to time designate.

            (b) All fees, expenses and disbursements of counsel and. others in connection with all such registrations or qualifications of Company and the AMPF certificates.

            (c) All fees, charges, expenses or other sums paid or incurred in connection with the registration or qualification of Company as a foreign corporation or for the purpose of enabling Company to do business in any federal, state or other jurisdiction as AMPF may from time to time designate.

            (d) All costs of advertising company and the Ameriprise certificates.

            (e) All costs and expenses of filing, recording, preparing and printing statements, records, circu1ars, pamphlets, applications, prospectuses, annual reports, certificates and other documents or materials necessary or desirable in connection with the registration or qualification described in sub-paragraph (a) hereof or in connection with the offer or sale of the Ameriprise certificates.

            (f) All costs and expenses of internal auditing and accounting, and maintaining and preparing original accounting records and reports arising in connection with company's offer and sale of the Ameriprise certificates.

            (g) All other costs and expenses in connection with the offer and sale of the Ameriprise certificates by AMPF pursuant to the provisions of this Agreement, including the acceptance of applications, the establishment of original certificate holders' records and the preparation and delivery of Ameriprise certificates.

      (2) Except as hereinbefore provided, Company agrees to pay fees and expenses for services provided to company at its request, or by requirement, by attorneys and other professional consultants who are not officers or employees of AMPF or its parent Ameriprise Financial, Inc.

IV.   COMPENSATION

Company shall pay AMPF and AMPF accepts in full payment for its services under this Agreement, the distribution fees provided for in Schedule A of this Agreement.
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V.       MISCELLANEOUS

      (1) AMPF for all purposes herein shall be deemed to be an independent contractor, and except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent Company.

      (2) AMPF shall be free to render to other persons, firms and corporations services similar or dissimilar to those herein described.

      (3) Neither this Agreement, nor any transaction performed pursuant to this Agreement shall be invalidated or in any way affected by the fact that directors, officers and agents of Company are or may be interested in AMPF or its parent Ameriprise Financial, Inc., in such capacities or otherwise: that directors, officers, stockholders or agents of AMPF or Ameriprise Financial, Inc. are or may be interested in company as directors, officers or otherwise: that AMPF or Ameriprise Financial, Inc. or any successor or assignee is or may be interested in Company as stockholder or otherwise.

      (4) Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid to the party to this Agreement entitled to receive the same, at 200 Ameriprise Financial Center, Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

VI.   TERMINATION

      (1) This Agreement shall continue in effect for a period of one year from its effective date and shall continue from year to year thereafter unless and until terminated by either party as hereinafter provided, except that such continuance after one year from the Agreement's effective date, shall be specifically approved at least annually by the Board of Directors of Company, or by a vote of a majority of the outstanding voting securities of Company, and by the vote of a majority of the directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the Investment Company Act of 1940, as amended.

      (2) This Agreement may be terminated without penalty by either Company or AMPF at any time whether prior to, at or after January 31, 2007, by giving the other party at least sixty days' prior written notice of such intention to terminate. Any such termination by Company may be effected by its Board of Directors or by a vote of a majority of its outstanding voting securities.
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      (3)   In the event of assignment of this contract by AMPF it shall be considered terminated as of the date of such assignment.

IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.


AMERIPRISE CERTIFICATE COMPANY


By: /s/  William F. (Ted) Truscott
    ------------------------------
Name:    William F. (Ted) Truscott
Title:   President




AMERIPRISE FINANCIAL SERVICES, INC.


By: /s/  Michelle M. Keeley
    ------------------------------
Name:    Michelle M. Keeley
Title:   Executive Vice President - Equity and Fixed Income
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                                  SCHEDULE A

Company shall pay AMPF and AMPF accepts in full payment of its services under this Agreement, the following distribution fees:

(a) On Ameriprise Certificates issued on or before December 31, 2006, a distribution fee as provided by the distribution agreement in effect at the time of sale of the Certificate.

(b) On Ameriprise Certificates issued subsequent to December 31, 2006, a distribution fee shall be paid in accordance with the following schedule:

FOR AMERIPRISE CASH RESERVE CERTIFICATE:
o     0.0625% of the initial payment on the issue date of the certificate; and
o 0.0625% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

FOR AMERIPRISE FLEXIBLE SAVINGS CERTIFICATE:
o For all terms except 7 and 13 months, 0.08% of the initial payment on the issue date of the certificate;
o For all terms except 7 and 13 month, 0.08% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date;
o For 7 month terms, 0.08% of the initial payment on the issue date of the certificate, 0.08% of the certificate's reserve at the beginning of the second quarter from issue date of the certificate and 0.027% of the certificate's reserve at the beginning of the last month of the certificate term; and
o For 13 month terms, 0.032% of the initial payment on the issue date of the certificate, 0.032% of the certificate's reserve at the beginning of the second, third and fourth quarters from issue date and 0.011% at the beginning of the last month of the certificate term.

FOR AMERIPRISE INSTALLMENT CERTIFICATE:
o 2.5% of all payments received during the month (payments are made monthly). This fee is paid on all payments received on or after issue of the certificate until the certificate's maturity date.

FOR AMERIPRISE MARKET STRATEGY CERTIFICATE:
o 0.90% of the initial investment on the first day of the certificate's term; and
o 0.90% of the certificate's reserve at the beginning of each subsequent term.

FOR AMERIPRISE STOCK MARKET CERTIFICATE:
o 0.90% of the initial investment on the first day of the certificate's term; and
o 0.90% of the certificate's reserve at the beginning of each subsequent term.

In addition, Company may pay distributors additional compensation for distribution activities under certain circumstances. From time to time Company may pay or permit
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other promotional incentives, in cash or credit or other compensation. As of
December 31, 2006 any such additional compensation will be approved in advance by a majority the Company's Independent Directors.